                                                                     Exhibit 1

                                 U. S. Bancorp

                            Underwriting Agreement



To: The Representatives                                                 [Date]
    named in Schedule I
    hereto of the Under-
    writers named in
    Schedule II hereto



Ladies and Gentlemen:

          U. S. Bancorp, an Oregon corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of its securities identified in
Schedule I hereto (the "Securities"), to be issued under an indenture dated as of _____________, 1996 (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in
Schedule I hereto, then the terms "Underwriters" and "Representatives," as used herein shall each be deemed to refer to such firm or firms.

          1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Act and has filed with the Commission a registration statement on such Form (File No. 333-_____________), which has become effective for the registration under the Act of $1,000,000,000 aggregate principal amount of debt securities (including the Securities). Such registration statement, as it may be amended or supplemented, meets the requirements set forth in Rule 415(a) under the Act and complies in all other material respects with said Rule. In connection with the sale of Securities, the Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in the registration statement relating to the Securities and the plan of distribution thereof and has previously advised the Underwriters of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the "Registration Statement" and such prospectus, as supplemented pursuant to the previous sentence, is hereinafter called the "Prospectus." Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of this Agreement.

          (b) On the effective date of the Registration Statement, the Registration Statement, as amended on such date, conformed in all material respects to the requirements of the Act, the Exchange Act, and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules and regulations of the Commission thereunder (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; on the date of this Agreement, the Registration Statement, as amended on the date hereof, conformed in all material respects to the requirements of the Act, the Exchange Act, the Trust Indenture Act, and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date any supplement reflecting the terms of the Securities and the terms of offering thereof is filed pursuant to Rule 424(b) under the Act and at the Closing Date (as hereinafter defined), the Registration Statement, as amended on such date, and the Prospectus will conform in all material respects to the requirements of the Act, the Exchange Act, the Trust Indenture Act, and the Rules and Regulations and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing does not apply to (i) statements in or omissions from any such documents based upon written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein or (ii) that part of the Registration Statement that shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee.

          2.    Purchase and Offering.

          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II except that, if Schedule I provides for the sale of Securities pursuant to delayed delivery arrangements, the respective principal amounts of Securities to be purchased by the Underwriters shall be as set forth in Schedule II hereto, less the respective amounts of Contract Securities (as hereinafter defined) determined as provided below. Securities to be purchased by the Underwriters are herein sometimes called the "Underwriters' Securities" and Securities to be purchased pursuant to delayed delivery contracts are herein sometimes called "Contract Securities." It is understood that the Underwriters propose to offer the Securities for sale as will be set forth in the Prospectus.

          (b) If Schedule I provides for sales of the Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Contract Securities pursuant to delayed delivery contracts substantially in the form of
    Schedule III ("Delayed Delivery Contracts") with such changes therein as the Company may approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies, and education and charitable institutions. On the Closing Date the Company will pay the Representatives, for the account of the Underwriters, as compensation, the fee set forth in Schedule I in respect of the principal amount of Contract Securities. The entering into of Delayed Delivery Contracts arranged by the Underwriters shall in each case be subject to the Company's approval and acceptance. Except as the Company may otherwise agree, each such Delayed Delivery Contract must be for the minimum principal amount set forth in Schedule I, and the aggregate principal amount of Contract Securities may not exceed the maximum amount set forth in Schedule I. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities shall be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of the Securities to be purchased by the several Underwriters and the aggregate principal amount of the Securities to purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II, except to the extent that the Underwriters determine that such reduction shall be otherwise and so advise the Company in writing; provided, however, that the total principal amount of the Securities to be purchased by all Underwriters shall be the principal amount of the Securities set forth in Schedule II less the aggregate principal amount of Contract Securities; and provided further that the Securities shall be issued in authorized denominations only.

          3. Delivery and Payment. Delivery of any payment for the Underwriters' Securities shall be made at the office on the date and at the time specified in Schedule I, which date and time may be postponed by agreement between the Representatives and the Company or as provided in
Section 7 hereof (such date and time of delivery and payment for Securities being herein called the "Closing Date"). Delivery of the Underwriters' Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price to or upon the order of the Company in the funds specified in Schedule I. Certificates for the Underwriters' Securities shall be registered in such names and in such authorized denominations as the Representatives may request not less than two full business days prior to the Closing Date.

          The Company will have the Underwriters' Securities available for inspection, checking, and packaging by the Representatives in the city in which delivery and payment is to occur, not later than 1 p.m., on the business day prior to the Closing Date.

          4. Covenants of the Company. In connection with the offering of the Securities, the Company covenants and agrees with the several Underwriters that:

          (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (including the supplement to reflect the terms of the Securities and the terms of offering thereof) unless the Company has furnished the Representatives a copy for review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Company will cause the supplement reflecting the terms of the Securities and the terms of offering thereof to be filed (or transmitted for filing) with the Commission pursuant to Rule 424(b). The Company will promptly advise the Representatives of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance.

          (c) The Company will furnish (to the extent it has not already done so) to Brown & Wood LLP, counsel for the Underwriters, one signed copy of the Registration Statement, including all exhibits, relating to the Securities in the form it became effective and of all amendments thereto and will furnish to each Underwriter copies of the Registration Statement, including all exhibits, the Prospectus (including any amendments or supplements thereto), any related preliminary prospectus, and, so long as delivery of a prospectus by an Underwriter or dealer may be required under the Act, all amendments and supplements to such documents, in each case as soon as available and in such quantities as may be reasonably requested.

          (d) The Company will use its best efforts to arrange for such qualifications in such domestic jurisdictions as the Representatives may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Securities, and will use its best efforts to arrange for the determination of their eligibility for investment by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject.

          (e) As soon as practicable after the Closing Date, but in any event not later than the Applicable Release Date (as defined below), the Company will make generally available to its security holders an earning statement or statements covering a period of at least 12 months beginning after the Closing Date that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, "Applicable Release Date" means (i) the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Closing Date or (ii) if such fourth fiscal quarter is the last quarter of the Company's fiscal year, the 90th day after the end of such fourth fiscal quarter.

          (f) The Company will pay all expenses incident to the performance of its obligations under this Agreement, will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto, and will pay the expenses of printing all documents relating to the offering (other than any agreement among underwriters) and of the mailing and delivering of copies thereof to the Underwriters and the fees of any rating agency that rates the Securities.

          (g) The Company will not, without prior consent of the Representatives, offer or sell any of its debt securities having a maturity of more than one year (except for the Securities) between the date of this Agreement and the Closing Date.

          5. Conditions. The obligations of the several Underwriters to purchase and pay for any Securities hereunder will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date hereof and the Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) Subsequent to the execution of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company and its subsidiaries viewed as a whole which, in the judgment of the Representatives, after discussion with the Company, materially impairs the investment quality of the Securities so as to make it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities;
    (ii) any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any public announcement by any such organization that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; (iii) any suspension or limitation of trading in securities generally, or in the securities of the Company, on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any banking moratorium declared by Federal, Oregon, or New York authorities; or (v) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war if, in the judgment of the Representatives, the effect of any such event make it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities.

          (b) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted and be pending or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission as of the Closing Date.

          (c)   The Representatives shall have received the following:

                (i) Deloitte & Touche LLP shall have furnished to the Representatives a letter or letters (which may refer to one or more letters previously delivered to one or more of the Representatives), dated as of the Closing Date, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the Rules and Regulations and stating in effect that:

                      (A)   in their opinion the audited
                financial statements and any supplemental schedules included or incorporated in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations with respect to financial statements and supplemental schedules;

                      (B)   on the basis of a reading of the
                latest unaudited financial statements made available by the Company and its subsidiaries, the carrying out of certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the items set forth in such letter, a reading of the minutes of the meetings of the shareholders, board of directors and executive and audit committees of such board of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements incorporated in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe:

                            (1)   any unaudited financial
                      statements included or incorporated by
                      reference in the Registration
                      Statement and the Prospectus do not
                      comply as to form in all material
                      respects with the applicable
                      accounting requirements of the
                      Exchange Act and the Rules and
                      Regulations as they apply to Form 10-Q
                      or are not fairly presented in
                      conformity with generally accepted
                      accounting principles applied on a
                      basis substantially consistent with
                      that of the audited financial
                      statements incorporated in the
                      Registration Statement and the
                      Prospectus; or

                            (2)   the amounts in the
                      "Selected Consolidated Financial Data"
                      included in the Registration Statement
                      and the Prospectus do not agree with
                      corresponding amounts in the financial
                      statements from which such amounts
                      were derived or were not determined on
                      a basis substantially consistent with
                      that of the corresponding amounts in
                      the audited financial statements
                      incorporated in the Registration
                      Statement and the Prospectus or do not
                      agree with the accounting records of
                      the Company and its subsidiaries; or

                            (3)   with respect to the period
                      subsequent to the date of the most
                      recent financial statements
                      incorporated in the Registration
                      Statement and the Prospectus and
                      through a specified date not more than
                      five business days prior to the date
                      of the letter, there was any change in
                      the common stock of the Company (other
                      than as a result of the exercise of
                      options granted under the Company's
                      employee stock option plans and sales
                      under the Company's dividend
                      reinvestment and stock purchase plan),
                      any increase in the Company's
                      consolidated long-term debt or any
                      decrease in the Company's consolidated
                      shareholders' equity (other than as a
                      result of normal quarterly cash
                      dividends), consolidated total assets,
                      consolidated allowance for loan
                      losses, or consolidated deposits, in
                      each case as of the month-end on or
                      next preceding such specified date, in
                      each case as compared with the
                      corresponding amounts shown on the
                      most recent consolidated balance sheet
                      incorporated in the Registration
                      Statement and the Prospectus, or for
                      the period from the date of the most
                      recent financial statements
                      incorporated in the Registration
                      Statement and the Prospectus to the
                      date of the latest available monthly
                      consolidated income statement there
                      were any decreases, as compared with
                      the corresponding period in the
                      preceding year, in consolidated net
                      interest income, consolidated net
                      interest income after provision for
                      loan losses, consolidated noninterest
                      revenue, or consolidated net income of
                      the Company and its consolidated
                      subsidiaries, except in all instances
                      for changes, increases or decreases
                      set forth in such letter, in which
                      case the letter shall be accompanied
                      by an explanation by the Company as to
                      the significance thereof unless said
                      explanation is not deemed necessary by
                      the Representatives; and

                      (C)   they have compared specified
                dollar amounts (or percentages derived from such dollar amounts) and other financial information included or incorporated in the Registration Statement and Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from a reading of applicable general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages, and other financial information to be in agreement with such results, except as otherwise specified in such letter.

    In addition, immediately prior to the execution of this Agreement, Deloitte & Touche LLP shall have furnished to the Representatives a letter or letters (which may refer to one or more letters previously delivered to the Representatives), dated the date of this Agreement, in form and substance satisfactory to the Representatives, to the effect set forth in the introductory paragraph to this paragraph (i), and, to the extent referred to in the information included or incorporated in the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, to the effect set forth in clauses (A), (B), and (C) of this paragraph.

          (ii) The Representatives shall have received an opinion or opinions, dated the Closing Date, of Miller, Nash, Wiener, Hager & Carlsen LLP, counsel for the Company, to the effect that:

                (A) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Oregon, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956;

                (B)   The Registration Statement has become
          effective under the Act; and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted and are pending or contemplated by the Commission under the Act and the Registration Statement and the Prospectus and any amendment or supplement thereto (as of its date) complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act, and the Rules and Regulations; the descriptions in the Registration Statement and the Prospectus of the Securities, of the Indenture, and of statutes, legal and governmental proceedings and contracts are accurate and fairly represent the information required to be shown; and to the knowledge of such counsel there are no legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor are there any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto;

                (C) The Indenture has been duly authorized, executed,and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a legal, valid, and binding instrument enforceable against the Company in accordance with its terms (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles); the Securities have been duly authorized; the Underwriters' Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Indenture and constitute legal, valid, and binding obligations of the Company entitled to the benefits provided by the Indenture; and the Contract Securities, when they have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof pursuant to Delayed Delivery Contracts, will constitute legal, valid, and binding obligations of the Company entitled to the benefits provided by the Indenture;

                (D) Neither the execution and delivery of the Indenture, this Agreement, any Delayed Delivery Contracts or the Securities, nor consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of the Company or of any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which the property of the Company is subject, or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company under any such agreement or instrument, or result in a violation of any federal or Oregon statute, rule or regulation, or, to the knowledge of such counsel, any other statute, rule or regulation or any order of any court or regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its properties, and the Company has full corporate power and authority to authorize, issue and sell the Securities as contemplated by this Agreement;

                (E) No consent, approval, authorization or other order of or filing with any regulatory authority or other governmental agency or body is required for the execution and delivery by the Company of the Indenture, this Agreement, or the Delayed Delivery Contracts, the issuance and sale of the Securities by the Company pursuant to this Agreement and any Delayed Delivery Contracts or consummation by the Company of the transactions contemplated by the Indenture, the Securities, this Agreement and any Delayed Delivery Contracts, except such as have been obtained and made under the Act and the Trust Indenture Act, it being understood that such counsel need not express any opinion as to securities laws of the states and other jurisdictions of the United States; and

                (F) This Agreement and any Delayed Delivery Contracts have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company.

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Representatives, and counsel for the Representatives, at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except for those made under the captions "Description of Debt Securities" in the Registration Statement and "Description of Notes" and "Plan of Distribution of Notes" in any prospectus supplement, insofar as they relate to the provisions of documents therein described, and except for those, if any, made under the caption "Federal Income Taxation") and on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel in the course of their representation of the Company that have led them to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective and at the date of this Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion or belief with respect to the financial statements, financial schedules and other financial and statistical data included in the Registration Statement, Prospectus or any amendment or supplement thereto).

          In rendering their opinion pursuant to this paragraph, such counsel may rely, as to any matters governed by New York law, on the opinion of Brown & Wood LLP referred to below.

          (iii) The Representatives shall have received an opinion or opinions, dated the Closing Date, of Dwight V. Board, Executive Vice President of the Company, to the effect that:

                (A) Each of United States National Bank of Oregon ("USBO") and U. S. Bank of Washington, National Association ("USBW"), or its successor, has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and

                (B) All of the outstanding shares of capital stock of each of USBO and USBW, or its successor, have been duly authorized and validly issued, are fully paid and nonassessable (except as provided in 12 USC Section 55) and are owned beneficially by the Company (except for directors' qualifying shares) subject to no mortgage, pledge, lien, encumbrance, charge or adverse claim.

                (C) To the best knowledge of such officer, no default exists, and no event has occurred which with notice or after the lapse of time to cure, or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, loan agreement, lease, license, permit, certificate or other agreement or instrument known to such officer to which the Company or any of its subsidiaries is a party, or to which any of them or their respective properties is subject, the charter or by-laws of the Company or any of its subsidiaries, any statute, or any judgment, decree, order or rule or regulation known to such officer of any court or governmental agency or body applicable to the Company or any of its subsidiaries or any of their respective properties, where such default could have a material adverse effect on the Company and its subsidiaries considered as a whole.

          (iv) The Representatives shall have received from Brown & Wood LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Prospectus and other related matters as they may reasonably require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Brown & Wood LLP may rely, as to all matters governed by Oregon law, upon the opinion of Miller, Nash, Wiener, Hager & Carlsen LLP referred to above.

          (v) The Representatives shall have received a certificate of the Chairman of the Board, a Vice Chairman of the Board, the President or any Executive Vice President and a principal financial or accounting officer, or the Controller of the Company, dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted and are pending or contemplated by the Commission as of such date, and that, subsequent to the date of the most recent financial statements included or incorporated in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, businesses or properties of the Company and its subsidiaries (viewed as a whole), whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus or as described in such certificate.

          6.    Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls such Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or any of them may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to any preliminary prospectus or any Prospectus as supplemented or amended shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities if it shall be established that such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented), excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission or the alleged untrue statement or omission was corrected in the Prospectus (or the Prospectus as amended or supplemented).

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company and each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in connection with the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by any such indemnified party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) of this
    Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) of this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action. Anything in this Section 6(c) to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such loss, claim, damage, liability or action effected without its written consent.


          (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities and the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

          7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Securities under this Agreement and the aggregate principal amount of the Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement, to purchase the Securities which such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur is more than 10% of the total principal amount of the Securities and arrangements satisfactory to the Representatives and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except as provided in Section 8. In the event of default by any Underwriter or Underwriters as set forth in this Section 7, the Closing Date may be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and Prospectus or in other documents may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts of the Securities set forth opposite their names in Schedule II as a result of Delayed Delivery Contracts entered into by the Company.


          8. Survival of Representations, Warranties, Etc. The respective representations, warranties, agreements, indemnities and other statements of the Company or its officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or the Company or any of its officers, directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters under this Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(f) and the respective obligations of the Company and the Underwriters pursuant to
Section 6 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (i), (iii), (iv) or (v) of Section 5(a), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

          9. Notices. All communications hereunder will be in writing and, if sent to the Representatives or the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, at each address specified in Schedule I hereto; provided, however, that any notice to an Underwriter pursuant to Section 6 hereof shall be mailed, delivered or telegraphed and confirmed to such Underwriter at its address set forth in its Underwriter's Questionnaire, or telex constituting such questionnaire, which address will be supplied to the Company by the Representatives upon request; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 111 S.W. Fifth Avenue, Portland, Oregon 97204, Attention: Treasurer.

          10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and, to the extent provided in Section 6 hereof, for the benefit of the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder. The term "successor" shall not include any purchaser as such purchaser of any of the Securities from any Underwriter.

          11. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated hereby, and any action under this Agreement taken by them will be binding upon all the Underwriters.

          12. Other. Additional terms and conditions, if any, relating to the transactions contemplated hereby may be set forth in Schedule I.

          13. Miscellaneous. This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement. This Agreement shall be governed by and construed in accordance with the laws of the state of New York. Time shall be of the essence of this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                  Very truly yours,

                                  U. S. BANCORP



                                  By
                                     ---------------------------------------

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.




- ------------------------------------------
By:
   ---------------------------------------


- ------------------------------------------

By:
   ---------------------------------------

For themselves and the other several Underwriters, if any, named in
Schedule II to the foregoing Agreement.

                                  Schedule I
                                  ----------
Underwriting Agreement dated

Names and addresses of Representative(s):


Title, description and purchase price of Securities:

    Title:

    Principal amount:

    Redemption provisions:

    Stated Maturity:

    Interest:

          Rate if fixed rate:

          Terms if floating rate:

    Sinking fund provisions:

    Other provisions:

    Purchase price (specify accrued
      interest or amortization, if
      applicable):

Closing Date, time and location:

Funds for payment of purchase price:

Delayed delivery arrangements:
    Fee:
    Minimum principal amount of each contract:  $
    Maximum aggregate principal amount of all contracts:  $
Additional terms and conditions including initial public offering price and dealers' discounts and concessions:

                                  Schedule II



Underwriter                                                   Principal amount
- -----------                                                   of Securities to
                                                                be purchased
                                                              ---------------














Total                                               __________________________
                                                    ==========================

                                 Schedule III


                           Delayed Delivery Contract

                                                               (Insert date of
                                                                initial public
                                                                     offering]


U. S. Bancorp
111 S.W. Fifth Avenue
Portland, Oregon 97204

Dear Sirs:

          The undersigned hereby agrees to purchase from U. S. Bancorp, an Oregon corporation (the "Company"), and the Company agrees to sell to the undersigned, as of the date hereof, for delivery on _____________, 19____, (the "Delivery Date"), $_____________ in principal amount of the Company's _____________ (the "Securities") offered by the Company's prospectus dated
_____________, 19____, as supplemented by a prospectus supplement dated
_____________, 19____ (the "Prospectus"), receipt of a copy of which is hereby acknowledged, at a purchase price of __ percent of the principal amount thereof, plus accrued [interest or amortization of original issue discount], if any, thereon from _____________, 19____, date of payment and delivery, and on the further terms and conditions set forth in this Contract.

          Payment for the Securities to be purchased by the undersigned shall be made on or before __________________________ on the Delivery Date to or upon the order of the Company in _____________ funds, at __________________________ or at such other place as shall be agreed between the Company and the undersigned upon delivery to the undersigned of the Securities in definitive form and in such authorized denominations and registered in such names as the undersigned may request by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date. If no request is so received, the Securities will be registered in the name of the undersigned and issued in a denomination equal to the aggregate principal amount of the Securities to be purchased by the undersigned on the Delivery Date.

          The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date, and the obligation of the Company to sell and deliver Securities on the Delivery Date, shall be subject to the conditions (and neither party shall incur any liability by reason of the failure thereof) that (1) the purchase of the Securities to be made by the undersigned, which purchase the undersigned represents is not prohibited on the date hereof, shall not on the Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject, and (2) the Company, on or before the Delivery Date, shall have sold to certain underwriters (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Underwriting Agreement referred to in the Prospectus mentioned above, less any Securities sold pursuant to this and other similar delayed delivery contracts. Promptly after completion of such sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith. The obligation of the undersigned to take delivery of and make payment for the Securities, and the obligation of the Company to cause the Securities to be sold and delivered, shall not be affected by the failure of any purchaser to take delivery of and make payment for the Securities pursuant to other delayed delivery contracts similar to this Contract.

          This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          It is understood that acceptance of this Contract and other similar delayed delivery contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on a first come, first served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned, as of the date first above written, when such counterpart is so mailed or delivered.


                                  Very truly yours,


                                  ------------------------------------------

                                  By
                                     ---------------------------------------
                                     (Signature and Title of Officer)


                                  ------------------------------------------
                                        (Address of Purchaser)


                                    ------------------------------------------
                                  (Taxpayer Identification Number)


Accepted as of the date first above written:

U. S. Bancorp


By
   ---------------------------------------
   (Authorized Signature)